Exhibit 99

CACI Announces Intent to Acquire Government Solutions
Division of Condor Technology Solutions Inc.

Arlington, Va., July 10, 2002 - CACI International Inc (NASDAQ: CACI) announced today that it has signed an Asset Purchase Agreement for the acquisition of the Government Solutions Division (GSD, with annual revenues of approximately $20 million) of Condor Technology Solutions Inc. (OTC Pink Sheets: CTSI). Under the terms of the agreement, the acquisition is expected to be completed in August after approval of the sale by Condor's shareholders. Other terms of the transaction were not disclosed. The acquisition complements CACI's systems integration, knowledge management, data mining, and purchasing systems solutions for federal clients.

Condor's Government Solutions Division provides professional services that include management consulting, strategic planning, interactive training and communications, and call center support to the Department of Veterans Affairs and the National Guard Bureau.

Dr. J.P. (Jack) London, CACI Chairman and CEO, stated, "The acquisition of Condor's Government Solutions Division will enable CACI to expand our federal client base and enhance solutions we now provide to help government customers improve performance and productivity. We look forward to welcoming GSD's employees and the value their contributions will bring to our company, our clients, and our shareholders."

CACI International Inc provides the IT and network solutions needed to prevail in today's new era of defense, intelligence, and e-government. From systems integration and managed network solutions to knowledge management, engineering, simulation, and information assurance, we deliver the IT applications and infrastructures our federal customers use to improve communications and collaboration, secure the integrity of information systems and networks, enhance data collection and analysis, and increase efficiency and mission effectiveness. Our solutions lead the transformation of defense and intelligence, assure homeland security, enhance decision-making, and help government to work smarter, faster, and more responsively. CACI, a member of the Russell 2000 and S&P SmallCap 600 indices, provides dynamic careers for more than 5,500 employees working in 90 offices in the U.S. and Europe. CACI is the IT provider for a networked world. Visit CACI on the web at www.caci.com.

There are statements made herein which may not address historical facts and, therefore, could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: regional and national economic conditions in the United States and United Kingdom, particularly in connection with terrorist activities or the response of governments to such activities; changes in interest rates; currency fluctuations; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business, particularly in connection with competition for award of contracts from the Federal Aviation Agency and the U.S. Navy; the risks and uncertainties associated with client interest in and purchases of new products and/or services; continued funding of U.S. Government or other public sector projects in the event of a priority need for funds, particularly in connection with national security, Homeland Security, and the improvement of information technology systems; government contract procurement (such as bid protest) and termination risks; the results of the appeal of CACI International Inc. ASBCA No. 53058; individual business decisions of our clients; paradigm shifts in technology; competitive factors such as pricing pressures and competition to hire and retain employees; our ability to complete and successfully integrate acquisitions appropriate to achievement of our strategic plans; our ability to complete performance of fixed price contracts within contract value; material changes in laws or regulations applicable to our businesses; our own ability to achieve the objectives of near term or long range business plans; and other risks described in the Company's Securities and Exchange Commission filings.

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For investor information contact: David Dragics, Director, Investor Relations (703) 841-7835, ddragics@caci.com	For other information contact: Jody Brown, Vice President, Public Relations (703) 841-7801, jbrown@caci.com